POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby constitutes and appoints Troy J. Vanke as the undersigneds true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), relating to IZEA, Inc. (the Company); and
2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-facts discretion.
      The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that such attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the Company, unless earlier revoked by the undersigned in a signed writing delivered to any such attorneys-in-fact.  Effective as of the date of this Power of Attorney, the undersigned hereby revokes any and all earlier-dated powers of attorney given by the undersigned for the purposes outlined herein.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 15, 2019.

/s/ Edward Hans Murphy

Name: Edward Hans Murphy